UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2007
FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 16, 2007, the Board of Directors (the “Board”) of Flowserve Corporation (the “Company”) elected Joe E. Harlan, Executive Vice President, Electro and Communications Business, of 3M Company, a diversified technology company, and John R. Friedery, Senior Vice President and Chief Operations Officer, North American Packaging, of Ball Corporation, a manufacturer of metal and plastic packaging, to each serve as a new member of the Board, effective as of August 16, 2007. Mr. Harlan has been appointed to serve as a member of the Finance Committee, and Mr. Friedery has been appointed to serve as a member of the Audit Committee.
     A copy of the Company’s press release, dated August 16, 2007 announcing the election of Mr. Harlan and Mr. Friedery to serve on the Company’s Board is attached as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 16, 2007, the Board voted to amend and restate the Bylaws of the Company, effective August 16, 2007. The amended and restated Bylaws increased the size of the Board to reflect the addition of the new directors noted above.
     A copy of the amended and restated Bylaws is attached as Exhibit 2.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
                   (c) Exhibits.

Exhibit No.	Description

Exhibit 2.1	Bylaws of Flowserve Corporation, as amended and restated as of August 16, 2007

Exhibit 99.1	Press release of Flowserve Corporation dated August 16, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION
Dated: August 16, 2007	By:	/s/ Tara D. Mackey
Tara D. Mackey
Vice President, Assistant Secretary and Compliance Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Bylaws of Flowserve Corporation, as amended and restated as of August 16, 2007

Exhibit 99.1	Press release issued by Flowserve Corporation on August 16, 2007